Exhibit 99.1

Global Cash Access Reports Third Quarter 2013 Results

Las Vegas, NV — November 5, 2013 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the third quarter ended September 30, 2013.

Key Highlights

•                  Other Revenue increased 16% year-over-year as Kiosk Sales and Service Revenues increased 23% year-over-year

•                  Cash Advance Revenue increased 1% year-over-year primarily due to stronger international revenues

•                  GCA to provide cash access services and kiosks to MGM Resorts International’s ARIA Resort & Casino

•                  GCA to provide kiosks to Alberta Liquor and Gaming Commission

“We are pleased that our strategy of providing integrated kiosk and cash access solutions continues to gain momentum in the marketplace, which is evidenced by the ARIA and Alberta contracts. Our redemption kiosk contract with Alberta Liquor and Gaming Commission, subject to regulatory approval, will be the largest international kiosk sale in the Company’s history. Additionally, we were awarded the cash access and kiosk contract at the ARIA Las Vegas, an MGM Resorts property. These contracts represent the achievement of two important goals we set at the start of 2013 when we originally saw the potential to expand our relationships with these significant customers. Although results for the third quarter were affected by the timing of Kiosk sales, we are pleased to confirm that we remain on target to meet our full year 2013 Adjusted EBITDA guidance of $70 million to $74 million, and at this time are narrowing our Cash EPS guidance from a range between $0.74 and $0.83 to $0.77 and $0.83,” explained David Lopez, President and CEO of GCA.

Fiscal Third Quarter 2013 Results

Revenues were $146.1 million for the third quarter 2013, as compared to $149.8 million for the same period last year.  Operating income was $11.4 million for the third quarter 2013, as compared to $14.6 million for the same period last year.  Adjusted earnings before interest, taxes, depreciation and amortization and non-cash compensation expense (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) were $17.0 million for the third quarter 2013, as compared to $20.8 million for the same period last year.  The decreases in operating income and Adjusted EBITDA were primarily due to lower operating income in our ATM and Check Services segments as a result of lost business and a decrease in the number of transactions processed.

Income from operations before income tax provision was $9.2 million for the third quarter 2013, as compared to $11.1 million for the same period last year.  Diluted earnings per share from continuing operations were $0.09 for the third quarter 2013 (on 66.6 million diluted shares), as compared to $0.10 for the same period last year (on 67.6 million diluted shares).  Diluted shares outstanding for the quarter ended September 30, 2013 included the impact of our stock repurchase program. We repurchased approximately 0.4 million and 2.1 million shares of common stock for cash of $2.8 million and $14.5 million, respectively, during the three and nine months ended September 30, 2013.  Cash earnings per share (“Cash EPS”) (see Non-GAAP Financial Information below) were $0.19 for the third quarter 2013, as compared to $0.23 for the same period last year.

2013 Outlook

The Company reaffirms its Adjusted EBITDA estimates that will be between $70 million and $74 million for the fiscal year ending December 31, 2013. The Company is narrowing the range of its estimate for Cash EPS from a range between $0.74 and $0.83 to $0.77 and $0.83 (with the same diluted shares of approximately 67.2 million). This estimated outlook is based primarily upon the combination of the following assumptions: (a) the anticipated impact of less favorable pricing terms associated with several customer contract renewals in 2013; (b) the anticipated impact of certain large customers not renewing their contracts; (c) flat to low growth in the domestic gaming industry; (d) limited new casino openings in 2013; (e) an increase in our kiosk sales and services business in 2013; (f) continued investment with respect to the Company’s technology infrastructure and personnel; and (g) the Company’s reduced interest rates paid on its credit facility.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its third quarter 2013 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (888) 846-5003 or for international callers by dialing (480) 629-9856.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4646995.  The replay will be available until November 12, 2013 at 11:59pm ET. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2013 cash earnings per share and Adjusted EBITDA and the assumptions and factors upon which they are based; and (b) our belief that cash earnings per share and Adjusted EBITDA are widely-referenced financial measures in the financial markets and that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: obtaining the necessary regulatory approvals and licenses from the Alberta Liquor and Gaming Commission for the pending sale of our kiosks, the timing and the extent of a recovery in the gaming industry, if any; our ability to replace revenue associated with terminated contracts; our ability to introduce new products and services; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2013, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to approximately 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

Contacts

Investor Relations

702-855-3006

ir@gcamail.com

SOURCE: Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except earnings per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$146,101	$149,824	$441,987	$448,354

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	111,106	111,373	333,928	333,566
Operating expenses	19,248	19,463	57,710	55,910
Depreciation	1,908	1,695	5,421	5,260
Amortization	2,419	2,650	6,974	7,317
Total costs and expenses	134,681	135,181	404,033	402,053

Operating income	11,420	14,643	37,954	46,301

Other expenses
Interest expense, net of interest income	2,255	3,586	8,151	12,133
Total other expenses	2,255	3,586	8,151	12,133

Income from operations before tax	9,165	11,057	29,803	34,168

Income tax provision	3,383	3,977	11,109	12,878

Net income	5,782	7,080	18,694	21,290

Foreign currency translation	591	236	79	164

Comprehensive income	$6,373	$7,316	$18,773	$21,454

Earnings per share
Basic	$0.09	$0.11	$0.28	$0.32
Diluted	$0.09	$0.10	$0.28	$0.32

Weighted average common shares outstanding
Basic	65,525	66,108	66,108	65,673
Diluted	66,630	67,601	67,158	67,031

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

(Unaudited)

	At September 30,	At December 31,
	2013	2012
ASSETS

Cash and cash equivalents	$142,990	$153,020
Restricted cash and cash equivalents	291	200
Settlement receivables	24,418	29,484
Other receivables, net of allowances for doubtful accounts of $4.3 million and $6.9 million, respectively	13,929	11,571
Inventory	8,974	7,126
Prepaid expenses and other assets	19,413	18,254
Property, equipment and leasehold improvements, net	19,132	15,441
Goodwill	180,113	180,141
Other intangible assets, net	32,094	33,994
Deferred income taxes, net	94,328	104,664
Total assets	$535,682	$553,895

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Settlement liabilities	$162,197	$182,446
Accounts payable and accrued expenses	56,635	51,190
Borrowings	106,500	121,500
Total liabilities	325,332	355,136

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 88,420 and 87,545 shares issued at September 30, 2013 and December 31, 2012, respectively	88	87
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Additional paid-in capital	225,438	217,990
Retained earnings	142,308	123,614
Accumulated other comprehensive income	2,637	2,558
Treasury stock, at cost, 22,857 and 20,724 shares at September 30, 2013 and December 31, 2012, respectively	(160,121)	(145,490)
Total stockholders’ equity	210,350	198,759

Total liabilities and stockholders’ equity	$535,682	$553,895

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities
Net income	$18,694	$21,290
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	5,421	5,260
Amortization of intangibles	6,974	7,317
Amortization of financing costs	1,323	1,081
Loss on sale or disposal of assets	158	112
Provision for bad debts	5,882	2,586
Stock-based compensation	3,702	3,951
Changes in operating assets and liabilities:
Settlement receivables	5,050	(33,676)
Other receivables, net	(8,264)	5,682
Inventory	(1,847)	(6)
Prepaid and other assets	(1,726)	(1,329)
Deferred income taxes	10,335	12,556
Settlement liabilities	(20,127)	16,509
Accounts payable and accrued expenses	188	86
Net cash provided by operating activities	25,763	41,419

Cash flows from investing activities
Capital expenditures	(9,165)	(7,353)
Proceeds from sale of fixed assets	83	448
Changes in restricted cash and cash equivalents	(91)	255
Net cash used in investing activities	(9,173)	(6,650)

Cash flows from financing activities
Issuance costs of amended credit facility	(764)	(676)
Repayments against credit facility	(15,000)	(47,500)
Proceeds from exercise of stock options	3,776	5,946
Purchase of treasury stock	(14,631)	(191)
Net cash used in financing activities	(26,619)	(42,421)

Effect of exchange rates on cash	(1)	(943)

Cash and cash equivalents
Net decrease for the period	(10,030)	(8,595)
Balance, beginning of the period	153,020	55,535

Balance, end of the period	$142,990	$46,940

Supplemental cash flow disclosures
Cash paid for interest	$6,978	$11,402
Cash paid for income tax, net of refunds	$538	$267
Non-cash tenant improvements paid by landlord	$2,930	$—
Accrued and unpaid capital expenditures	$2,339	$—

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)
Net income	$5,782	$7,080	$18,694	$21,290
Equity compensation expense	1,247	1,842	3,702	3,951
Deferred income tax	3,124	3,878	10,335	12,556
Amortization	2,419	2,650	6,974	7,317

Cash earnings	$12,572	$15,450	$39,705	$45,114

Diluted weighted average number of common shares outstanding	66,630	67,601	67,158	67,031

Diluted cash earnings per share (“Cash EPS”)	$0.19	$0.23	$0.59	$0.67

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$11,420	$14,643	$37,954	$46,301
Plus: depreciation and amortization	4,327	4,345	12,395	12,577

EBITDA	$15,747	$18,988	$50,349	$58,878

Equity compensation expense	1,247	1,842	3,702	3,951

Adjusted EBITDA	$16,994	$20,830	$54,051	$62,829

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED NET INCOME TO PROJECTED CASH EARNINGS

AND PROJECTED OPERATING INCOME TO PROJECTED EBITDA AND PROJECTED ADJUSTED EBITDA

FOR THE PROJECTED YEAR ENDING DECEMBER 31, 2013

(Unaudited)

	2013 Guidance Range[1]
	Low	High
Reconciliation of projected net income to projected cash earnings (amounts in thousands, except earnings per share amounts)
Projected net income	$24,300	$27,000
Projected equity compensation expense	5,000	5,000
Projected deferred income tax	13,700	15,000
Projected amortization	9,000	9,000

Projected cash earnings	$52,000	$56,000

Projected diluted weighted average number of common shares outstanding	67,200	67,200

Projected diluted cash earnings per share (“Cash EPS”)	$0.77	$0.83

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA
Projected operating income	$48,000	$52,000
Plus: projected depreciation and projected amortization	17,000	17,000

Projected EBITDA	$65,000	$69,000

Projected equity compensation expense	5,000	5,000

Projected Adjusted EBITDA	$70,000	$74,000

Note:

1.  All figures presented are estimates for the year ending December 31, 2013.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION AND OTHER DATA

(Amounts in thousands, unless otherwise noted)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues
Cash advance	$58,305	$57,520	$174,292	$172,557
ATM	71,634	76,411	219,881	233,361
Check services	5,385	6,611	16,786	19,731
Other	10,777	9,282	31,028	22,705
Corporate	-	-	-	-
Total revenues	$146,101	$149,824	$441,987	$448,354

Operating income
Cash advance	$15,190	$15,785	$46,503	$48,388
ATM	6,114	7,951	19,323	25,620
Check services	3,074	3,822	9,874	11,017
Other	4,399	4,673	14,031	11,563
Corporate	(17,357)	(17,588)	(51,777)	(50,287)
Total operating income	$11,420	$14,643	$37,954	$46,301

	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2012	2013	2012

Other data
Aggregate dollar amount processed (in billions)
Cash advance	$1.2	$1.2	$3.7	$3.6
ATM	$3.2	$3.4	$9.9	$10.5
Check warranty	$0.3	$0.3	$0.8	$0.9

Number of transactions completed (in millions)
Cash advance	2.2	2.3	$6.7	6.9
ATM	16.5	18.1	$50.8	56.0
Check warranty	0.9	1.1	$2.9	3.3